Exhibit 21.1

TITAN AMERICA SA

SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
Titan Atlantic Cement Industrial and Commercial S.A.	Greece
Titan America LLC	Delaware
Essex Cement Company LLC	Delaware
Mechanicsville Concrete LLC	Virginia
Pennsuco Cement Company LLC	Delaware
Roanoke Cement Company LLC	Virginia
S&W Ready Mix Concrete Company LLC	North Carolina
Separation Technologies LLC	Delaware
Titan Florida LLC	Delaware
Titan Mid-Atlantic Aggregates LLC	Virginia
Titan Virginia Ready-Mix	Delaware
Trusa Realty LLC	Florida
Titan Florida Holdings LLC	Delaware
Carolinas Cement Company LLC	Delaware
Norfapeake Terminal LLC	Virginia
S&W Ready Mix LLC	South Carolina
Titan Florida Concrete Products LLC	Delaware
Titan Florida Aggregates LLC	Delaware
Titan Florida Cement LLC	Delaware
Metro Redi-Mix LLC	Florida
Miami Valley Ready-Mix Florida LLC	Delaware
Summit Ready-Mix LLC	Florida
Silver Sand Transportation LLC	Delaware
Standard Concrete LLC	Florida
Massey Sand and Rock Co.	California
Daleville Development LLC	Virginia
Nestor Timber Development LLC	Virginia
SEI LLC	North Carolina
DM Conner LLC	Virginia